Exhibit 99.1

Dave Reports Second Quarter 2025 Financial Results

Q2 Revenue Growth Continues to Accelerate, up 64% Y/Y to $131.7 Million

Net Income Increases 42% Y/Y to $9.1 Million; Adjusted Net Income Increases 233% to $45.7 Million;

Adjusted EBITDA Increases 236% to $50.9 Million

GAAP EPS (Diluted) Increases 32% Y/Y to $0.62; Adjusted EPS (Diluted) Increases 210% to $3.14

Raises 2025 Revenue and Adj. EBITDA Guidance to $505-$515 Million and $180-$190 Million,

Respectively

LOS ANGELES, CA – August 6, 2025 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the second quarter ended June 30, 2025.

“It was another standout quarter for Dave as we delivered record-setting performance across key metrics,” said Jason Wilk, Founder and CEO of Dave. “Revenue growth accelerated for the third consecutive quarter to the fastest rate in over five years, driven by a step-change in ARPU expansion and continued momentum in Monthly Transacting Member growth. Non-GAAP gross profit rose 78% year-over-year, with non-GAAP gross margin expanding over 500 basis points to 70%, in line with prior targets. Operating leverage also scaled meaningfully, leading to record Adjusted EBITDA of $50.9 million, representing a 39% margin. This performance reflects the full-quarter benefit of our new fee structure, continued improvement in member lifetime value and strong execution by our team.

Wilk continued, “Our strong first-half results reinforce our confidence that Dave is firmly on track for another record year. We are once again raising our 2025 Revenue and Adjusted EBITDA outlook. We’re entering the second half of the year with strong momentum and even greater conviction in our long-term opportunity, as we remain committed to innovation, member value, and long-term shareholder returns.”

Quarterly Financial Highlights ($ in millions, unaudited)

	2Q24		3Q24		4Q24		1Q25		2Q25
GAAP Operating Revenues, Net	$80.1		$92.5		$100.9		$108.0		$131.7
% Change vs. prior year period	31%		41%		38%		47%		64%
Non-GAAP Gross Profit*	$51.8		$64.2		$72.6		$83.4		$92.0
% Change vs. prior year period	57%		72%		58%		67%		78%
Non-GAAP Gross Profit Margin*	65%		69%		72%		77%		70%
Change vs. prior year period	1,100	bps	1,300 b	ps	900	bps	900	bps	500	bps
GAAP Net Income	$6.4		$0.5		$16.8		$28.8		$9.1
% Change vs. prior year period	NM		NM		9,289%		(16%)		42%
Adjusted Net Income*	$13.7		$21.1		$29.6		$36.3		$45.7
% Change vs. prior year period	NM		NM		342%		347%		233%
Adjusted EBITDA*	$15.2		$24.7		$33.4		$44.2		$50.9
% Change vs. prior year period	NM		NM		234%		235%		236%
Adj. Net Income per Diluted Share*	$1.01		$1.51		$2.04		$2.48		$3.14
% Change vs. prior year period	NM		NM		276%		303%		210%

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.
NM	= not meaningful.

Second Quarter 2025 Operating Highlights (vs. Second Quarter 2024)

•	New Members increased to 722,000, at an average customer acquisition cost of $19

•	Monthly Transacting Members (“MTMs”) increased 16% to 2.6 million

•	ExtraCash originations increased 51% to $1.8 billion, with an average 28-Day delinquency rate of 2.40% versus 2.03% in the comparable period

•	Dave Debit Card spend increased 27% to $493 million

•	For a complete overview of key performance indicators, please refer to the Second Quarter 2025 Earnings Presentation available on Dave’s Investor Relations website

Liquidity Summary

As of June 30, 2025, the Company had $104.7 million in cash and cash equivalents, marketable securities, investments, and restricted cash, up from $89.7 million as of March 31, 2025. The increase was primarily attributable to free cash flow generation, partially offset by an increase in the ExtraCash receivables balance. The Company did not increase utilization of its credit facility during the quarter.

2025 Financial Guidance ($ in millions)

	Prior FY 2025	New FY 2025
GAAP Operating Revenues, Net	$460 - $475	$505 - $515
Year-Over-Year Growth	33% - 37%	46% - 48%
Adjusted EBITDA*	$155 - $165	$180 - $190
Year-Over-Year Growth	79% - 91%	108% - 120%

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO & COO, Kyle Beilman, commented: “Q2 showcased the continued strength of our unit economics and the capital efficiency of our platform. Member lifetime value has improved meaningfully, driven by stronger monetization and conversion as well as sustained retention under our new fee model. Additionally, we fully rolled out our new subscription fee of $3 per month to all new members. These enhancements have made our growth model more efficient, reducing estimated gross profit-derived CAC payback periods to 4 months, down from approximately 5 months in Q2 of last year. Continued discipline on marketing investment and fixed costs has translated into solid flow-through from non-GAAP gross profit to adjusted EBITDA of approximately 90% over the past few quarters, which should support our profitability trajectory as the business continues to scale.

Beilman added, “Subsequent to the end of the quarter, we completed an amendment to our program agreement with Coastal Community Bank. Through this new arrangement, we expect to move a significant portion of our ExtraCash receivables off balance sheet, which we believe will reduce our direct funding obligations, lower our cost of funds, and unlock substantial liquidity to pursue capital allocation opportunities. While we began acquiring customers onto Coastal last month, we expect to begin transitioning ExtraCash receivables under this new arrangement with Coastal by early next year.”

Conference Call

Dave management will host a conference call on Wednesday, August 6th, 2025, at 8:30 a.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Wednesday, August 6, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (866) 652-5200

International dial-in number: (412) 317-6060

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=6s8qoRxQ

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2025 guidance, projected financial results for future periods, the new arrangement with Coastal Bank, and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the primary reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted Net Income, Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, gain on extinguishment of convertible debt, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-variable operating expenses as all advertising and activation costs, compensation and benefits operating expenses, technology and infrastructure costs and other operating expenses (administrative, legal, rent, depreciation, amortization, charitable contributions). The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt, non-recurring legal settlement and litigation expenses, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and six months ended June 30, 2025, and 2024.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues:
Service based revenue, net	$121.5	$71.6	$219.4	$137.2
Transaction based revenue, net	10.2	8.5	20.3	16.5

Total operating revenues, net	131.7	80.1	239.7	153.7
Operating expenses:
Provision for credit losses	25.2	14.4	35.8	24.3
Processing and servicing costs	7.2	7.5	14.2	14.9
Financial network and transaction costs	7.3	6.4	14.3	12.8
Advertising and activation costs	15.5	12.9	27.4	23.8
Compensation and benefits	26.4	24.3	53.7	48.6
Technology and infrastructure	2.9	2.8	5.6	5.5
Other operating expenses	6.2	6.1	12.5	12.7

Total operating expenses	90.7	74.4	163.5	142.6

Other (income) expenses:
Interest expense, net	1.2	1.5	2.5	2.2
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	7.9	(0.1)	7.5	0.1
Changes in fair value of public and private warrant liabilities	20.4	(0.3)	20.8	0.2

Total other expense (income), net	29.5	1.1	30.8	(30.9)

Net income before provision (benefit) for income taxes	11.5	4.6	45.4	42.0
Provision (benefit) for income taxes	2.4	(1.8)	7.5	1.4

Net income	$9.1	$6.4	$37.9	$40.6

Net income per share:
Basic	$0.68	$0.51	$2.86	$3.30
Diluted	$0.62	$0.47	$2.61	$3.02

RECONCILIATION OF OPERATING EXPENSES TO VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses	$90.7	$74.4	$163.5	$142.6
Advertising and activation costs	(15.5)	(12.9)	(27.4)	(23.8)
Compensation and benefits	(26.4)	(24.3)	(53.7)	(48.6)
Technology and infrastructure	(2.9)	(2.8)	(5.6)	(5.5)
Other operating expenses	(6.2)	(6.1)	(12.5)	(12.7)

Variable operating expenses	$39.7	$28.3	$64.3	$52.0

CALCULATION OF NON-GAAP GROSS PROFIT

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
GAAP operating revenues, net	$131.7	$80.1	$239.7	$153.7
Variable operating expenses	(39.7)	(28.3)	(64.3)	(52.0)

Non-GAAP gross profit	$92.0	$51.8	$175.4	$101.7

Non-GAAP gross profit margin	70%	65%	73%	66%

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$9.1	$6.4	$37.9	$40.6
Interest expense, net	1.2	1.5	2.5	2.2
Provision for income taxes	2.4	(1.8)	7.5	1.4
Depreciation and amortization	1.6	1.8	3.1	3.4
Stock-based compensation	8.3	7.7	15.8	13.8
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	7.9	(0.1)	7.5	0.1
Changes in fair value of public and private warrant liabilities	20.4	(0.3)	20.8	0.2

Adjusted EBITDA	$50.9	$15.2	$95.1	$28.3

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in millions, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$9.1	$6.4	$37.9	$40.6
Stock-based compensation	8.3	7.7	15.8	13.8
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	7.9	(0.1)	7.5	0.1
Changes in fair value of public and private warrant liabilities	20.4	(0.3)	20.8	0.2
Income tax expense related to gain on extinguishment of convertible debt	—	—	—	0.5

Adjusted net income	$45.7	$13.7	$82.0	$21.8

Adjusted net income per share:
Basic	$3.42	$1.11	$6.19	$1.77
Diluted	$3.14	$1.01	$5.66	$1.63

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	June 30,	December 31,
	2025	2024
Cash, cash equivalents and restricted cash	$63.5	$51.4
Marketable securities	0.1	0.1
Investments	41.1	40.5
Working capital	310.0	247.2
Total stockholders’ equity	217.1	183.1